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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-11947) of our report dated March 5, 1996, except for Note 12 as to which the date is September 12, 1996, on our audits of the financial statements and financial statement schedule of Aurum Software, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand l.l.p.

San Jose, California

October 1, 1996